SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

    This Form S-8/A to Registration Statement # 333-132299 replaces the Form
     S-8 filed with the Securities and Exchange Commission on March 9, 2006.

                       INTERNAL HYDRO INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                     Florida
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   88-0109143
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                  334 S. Hyde Park Avenue, Tampa, Florida 33606
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                          2006 EQUITY COMPENSATION PLAN
                            (Full title of the plans)

                     Craig Huffman, Chief Executive Officer
                       Internal Hydro International, Inc.
                  334 S. Hyde Park Avenue, Tampa, Florida 33606
            (Name, address, including zip code, of agent for service)

                                 (813) 286-7144
           -----------------------------------------------------------
           Telephone number, including area code, of agent for service

                         CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
Title of                          Maximum       Maximum
Securities          Amount       Offering      Aggregate     Amount of
to be               to be        Price Per     Offering    Registration
Registered(2)    Registered       Share          Price          Fee
--------------------------------------------------------------------------------
Common Stock      7,500,000    $ 0.185(1)     $1,387,500       $148.46
$.001 par value

(1)This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933 and is calculated on the basis of the average of the bid and asked price of the common stock as of March 14, 2006.


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This form S-8/A  replaces in its entirety the form S8 filed with the  Securities and Exchange Commission on March 9, 2006, Registration Statement # 333-132299, which was inadvertently filed by the Company.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
-----------------------------------------------

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

1. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.

2. The  Company's  Annual  Report on Form 10KSB for the year ended  December 31,
2004.

3. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 2004. 3. The description of the Common Stock contained in the Company's registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.
----------------------------------

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------

The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Florida law any person whom it may indemnify there under, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Florida law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS - continued

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

Not applicable.

ITEM 8. EXHIBITS.
----------------

Number           Description
 5.1             Opinion of Mark E. Pena
10.1             2006 Equity Compensation Plan
23.1             Consent of Mark E. Pena
23.2             Consent of Epstein, Weber & Conover, PLC


ITEM 9. UNDERTAKINGS.
---------------------

(1) The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

     (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

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

ITEM 9. UNDERTAKINGS - continued

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 17th day of March, 2006.

                       INTERNAL HYDRO INTERNATIONAL, INC.

   By /s/ Craig Huffman,
   --------------------------------------
   Craig Huffman, Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                    Title                              Date

   /s/ Craig Huffman                                           March 17, 2006
   ------------------------------------------------------
       Craig Huffman, CEO

   /s/ Arthur C. Tanner                                        March 17, 2006
   ------------------------------------------------------
        Arthur C. Tanner, CFO

   /s/ Anthony J. Pecoraro                                     March 17, 2006
   ------------------------------------------------------
       Anthony J. Pecoraro, Chairman of the Board

   /s/ James A. Thomas                                         March 17, 2006
   ------------------------------------------------------
       James A. Thomas, Director



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